INTERCREDITOR AGREEMENT

         This Intercreditor Agreement ("Agreement") is made and entered into as of the 12th day of April, 2002 by and between U.S. Bank National Association, a national banking association, as trustee for the holders (the "Holders") of the Notes described below ("Creditor"), and Fleet Capital Corporation, a Rhode Island corporation, as Agent for itself and the various financial institutions ("Senior Lenders") from time to time party to the Senior Credit Agreement described below ("Agent").


                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, as of the date hereof Kinetek Industries, Inc., a Delaware corporation ("Kinetek"), has issued (i) those certain 5% Senior Secured Notes due May 1, 2007 in the original principal amount of $15,000,000 and (ii) those certain 10% Senior Secured Notes due May 1, 2007 in the original principal amount of $11,000,000 (collectively, the "Notes" and each, a "Note") pursuant to the terms of those certain Indentures (the "Indentures") each dated as of even date herewith and each by and among Creditor, as trustee on behalf of each Holder, Kinetek, as issuer, and Kinetek, Inc., a Delaware corporation, Advanced D.C. Holdings, Inc., a Delaware corporation, Advanced D.C. Motors, Inc., a New York corporation, Electrical Design and Control Company, a Delaware corporation, The Imperial Electric Corporation, a Delaware corporation, Merkle-Korff Industries, Inc., an Illinois corporation, Motion Control Engineering, Inc., a California corporation, FIR Group Holdings, Inc., a Delaware corporation and Gear Research, Inc., a Delaware corporation, as guarantors (collectively, the "Guarantors" and, together with Kinetek, the "Companies");

         WHEREAS, the Guarantors have each guaranteed payment and performance of the Indentures and the Notes pursuant to the Indentures (collectively, the "Creditor Guaranties");

         WHEREAS, subject to the terms and conditions hereof, the obligations of Kinetek under the Indentures and the Notes, and the obligations of the Guarantors under the Creditor Guaranties, are secured by liens and security interests subordinate to the liens and security interests in favor of Agent and Senior Lenders;

         WHEREAS, the Companies are indebted to Agent and Senior Lenders in connection with the advances of monies and other financial accommodations by Agent and Senior Lenders to the Companies;

         WHEREAS, such advances of monies and other financial arrangements are evidenced by various agreements, instruments and documents, including, without limitation, a Loan and Security Agreement dated December 18, 2001 by and among the Companies, Agent and Senior Lenders, as amended to date (the "Senior Credit Agreement"); and

         WHEREAS, the indebtedness of the Companies under the Senior Credit Agreement is secured by liens on and security interests in substantially all of the assets of the Companies;

         NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Creditor, Creditor hereby agrees with Agent, for itself and on behalf of the Senior Lenders, as hereinafter set forth.

         1. Definitions. In addition to those terms defined in the foregoing preamble, the following terms, when used in this Agreement, shall have the meanings set forth below:

          (a) Agent - Fleet Capital Corporation, in its capacity as Agent under the Senior Credit Agreement.

          (b) Bankruptcy Code - Chapter 11 of Title I of the United States Code (11 U.S.C.ss.101 et seq.).

          (c) Blockage Period - As defined in Section 3(a) hereof.

          (d) Business Day - As defined in the Senior Credit Agreement.

          (e) Collateral - As defined in the Senior Credit Agreement.

          (f) Creditor's Documents - The Notes, the Indentures, the Creditor Guaranties, and any other agreement, instrument or document executed by any Loan Party and, or in favor of, Creditor in connection therewith.

          (g) Default - As defined in the Senior Credit Agreement.

          (h) Default Notice - As defined in Section 3(a) hereof.

          (i) Event of Default - As defined in the Senior Credit Agreement.

          (j) Insolvency Proceeding - Any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any Loan Party.

          (k) Loan Documents - As defined in the Senior Credit Agreement.

          (l) Loan Party - Each Company and each other Person that now or hereafter guarantees payment of all or a portion of the Senior Debt or the Subordinated Debt or agrees to provide financial support to any Company.

          (m) Person - As defined in the Senior Credit Agreement.

          (n) Post Petition Interest - Interest at the contract rate accruing subsequent to the filing of a petition initiating any Insolvency

     Proceeding as to any Loan Party whether or not such interest is an allowable claim in any such Insolvency Proceeding.

          (o) Reorganization Subordinated Securities - (a) Any equity securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated in right of payment to the Senior Debt and pledged in favor of Agent to secure the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Subordinated Debt that are subordinated to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), in each case at least to the same extent that the Subordinated Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

          (p) Revolving Loan Commitment - As defined in the Senior Credit Agreement.

          (q) Senior Covenant Default - Any Default or Event of Default that is not a Senior Payment Default.

          (r) Senior Debt - (a) All of the obligations, liabilities and indebtedness of each Loan Party to Senior Lenders and Agent, including, without limitation, all of the Obligations under, and as such term is defined in, the Senior Credit Agreement and any refinancings thereof on terms consistent with the limitations contained in Section 12 hereof; provided, that the maximum amount of obligations, liabilities and indebtedness of the Loan Parties that constitutes Senior Debt shall not at any time exceed the limitations set forth in Section 4 hereof, and (b) any guarantee of any or all of the obligations, liabilities and indebtedness described in the preceding clause (a).

          (s) Senior Payment Default - Any Event of Default under Subsection
     10.1.1 of the Senior Credit Agreement.

          (t) Subordinated Debt - Any indebtedness, obligations and liabilities which may now or hereafter be owing by any of (a) any Loan Party (including a receiver or trustee for any Loan Party, or any Loan Party as debtor in possession) to Creditor under the Creditor's Documents and (b) any guarantor of any or all of the indebtedness, obligations and liabilities described in the preceding clause (a).

         2. Standstill Regarding Liens; Subordination. Creditor agrees that any and all liens and security interests of Creditor in the Collateral, whether now existing or hereafter arising, shall be and hereby are subordinated to the rights and interests of Agent and Senior Lenders in those assets and Creditor shall under no circumstances have any right to possession of any such assets or to foreclose upon any such assets, whether by judicial action or otherwise, unless and until all of the Senior Debt has been fully paid in cash and satisfied and all lending commitments under the Loan Documents have been terminated. Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Loan Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt. Creditor further agrees that (i) Creditor will release its liens on and its security interests in any of the Collateral upon request therefor by Agent in connection with the sale or other disposition of such Collateral and (ii) Agent shall be, and hereby is, authorized to file such termination statements and releases necessary to effect the release of any and all such liens and security interests. In furtherance of the foregoing, Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Creditor and in the name of Creditor or otherwise, to execute and deliver any document or instrument which Creditor may be required to deliver pursuant to the immediately preceding sentence.

         3.  Payments and Actions.

         (a) At any time when no Blockage Period is in effect, the Companies may make and Creditor may receive any amounts then due and payable under the terms of Creditor's Documents (as they exist on the date hereof or as they are amended from time to time consistent with Section 5 hereof, or otherwise with the prior written consent of Agent), except that in no event as long as any Senior Debt is outstanding shall the Companies be entitled to make, or shall Creditor be entitled to receive, any of the following payments:

               (i) any repayment upon acceleration of the Subordinated Debt;

               (ii) any prepayment pursuant to an offer upon the occurrence of a Change of Control or an Asset Sale (as each such term is defined in the Indentures); or

               (iii) any optional prepayment at the Make-Whole Price (as defined in the Indentures).

     A "Blockage Period," as defined in the next sentence, shall commence if either (A) a Senior Payment Default occurs or (B) a Senior Covenant Default has occurred and Agent has elected, in its discretion, to give Creditor written notice of such Senior Covenant Default (a "Default Notice") and so commence a Blockage Period, provided, however, that, except in the case of a Senior Payment Default, (I) the total number of days of all Blockage Periods may not exceed one hundred eighty (180) days in any three hundred sixty (360) day period and (II) no Senior Covenant Default existing on the date a Default Notice is given shall be the basis of any subsequent Default Notice unless such Senior Covenant Default has been cured or waived for a period of at least sixty (60) days. The period beginning with (x) the date on which the Senior Payment Default occurs, in the case of a Senior Payment Default, or (y) the date any such Default

     Notice is issued by Agent, in the case of a Senior Covenant Default, and ending on the earlier of (1) the close of business on the one hundred eightieth (180th) day thereafter in the case of Senior Covenant Defaults only, and (2) the date upon which the applicable Senior Payment Default or Senior Covenant Default is cured or waived, shall be referred to as a "Blockage Period".

          (b) To the extent that Creditor intends to take any action to enforce any payment with respect to the Subordinated Debt or otherwise take any action against any Loan Party or any property of any Loan Party, Creditor shall provide Agent with not less than five (5) Business Days prior written notice of its taking of any such action, which notice may be provided whether or not a Blockage Period is then in effect.

         4. Limitation on the Amount of Senior Debt. Notwithstanding anything to the contrary herein, the amount of the debt that shall constitute Senior Debt shall not exceed the following: (a) $75,000,000 minus (b) any permanent reductions in the Revolving Loan Commitments plus (c) interest (including Post Petition Interest, whether or not allowed in an Insolvency Proceeding), costs, disbursements, indemnification amounts, fees and expenses provided for pursuant to the Senior Credit Agreement.

         5. Amendment of Creditor's Documents. Until such time as the Senior Debt has been fully and indefeasibly paid in cash and satisfied and all lending commitments under the Loan Documents have been terminated, Creditor's Documents may not be modified or amended without Agent's prior written consent so as to increase the obligations of any Loan Party thereunder (including, without limitation, increasing the amount of principal, the rate of interest, the amount of fees and the amount of prepayment premiums), shorten the maturity or amortization thereof, modify any prepayment provision thereof to increase the amount payable thereunder, expand the conditions under which such prepayment is required or accelerate the payment thereof, add any prepayment provision thereto, or add or change any covenants or default provisions in a manner more restrictive to any Loan Party.

         6. Subordinated Debt Owed Only to Creditor. Creditor (a) as of the date hereof, warrants and represents that the entire Subordinated Debt is owed only to Holders on whose behalf Creditor is acting as trustee under the Indentures and that no other party owns an interest in the Subordinated Debt and (b) covenants not to transfer any of its rights and obligations as trustee under either Indenture unless the transferee thereof expressly agrees to be bound by the provisions of this Agreement.

         7. Insolvency Proceedings. Notwithstanding any provision of this Agreement to the contrary, if any Insolvency Proceeding occurs, then, and in any such event, (a) Agent and Senior Lenders shall be entitled to receive payment in full in cash of any and all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and (b) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt (other than a payment in the form of, or a distribution of, Reorganization Subordinated Securities which Creditor is hereby specifically authorized to receive and retain) shall be paid or delivered directly to Agent for application on any of the Senior Debt until the Senior Debt has been fully paid in cash and satisfied. Creditor shall retain the right to vote and file proofs of claim and otherwise act with respect to the Subordinated Debt in any Insolvency Proceeding involving any Loan Party or its assets in accordance with this Section 7; provided, however, that Agent is hereby irrevocably authorized and empowered, in its discretion, to (i) make and present for and on behalf of Creditor such proofs of claim against each Loan Party on account of the Subordinated Debt as Agent may deem expedient or proper if, and only if, Creditor has failed to do so at least ten
(10) days prior to the due date thereof, (ii) vote such proofs of claim in any such proceeding if, and only if, Creditor has failed to do so at least five
(5) days prior to the last day for voting proofs of claim and (iii) receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued (other than a payment in the form of, or a distribution of, Reorganization Subordinated Securities which Creditor is hereby specifically authorized to receive and retain) and to apply the same on account of any of the Senior Debt. In circumstances in which Agent is permitted to act on Creditor's behalf pursuant to the proviso to the preceding sentence, (i) Creditor irrevocably authorizes and empowers Agent to demand, sue for, collect and receive each of the aforesaid payments and distributions and give acquittance therefor and to file claims and take such other actions, in Agent's own name or in the name of Creditor or otherwise, as Agent may deem necessary or advisable for the enforcement of this Section 7 and (ii) Creditor will execute and deliver to Agent such powers of attorney, assignments and other instruments or documents, including notes (together with such assignments or endorsements as Agent shall deem necessary), as may be reasonably requested by Agent in order to enable Agent to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt (other than a payment in the form of, or a distribution of, Reorganization Subordinated Securities which Creditor is hereby specifically authorized to receive and retain). In the event that Creditor turns over to the Agent any payment or contributions received by it in accordance with this Agreement, Creditor shall for purposes of determining whether any default under the Creditor's Documents has occurred be deemed not to have received such payment or distribution. In the event that any Loan Party fails to make any payment on account of the Subordinated Debt by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Debt if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Debt.

         8. Payments Received by Creditor. Should any payment or distribution be received by Creditor upon or with respect to the Subordinated Debt which Creditor is not permitted to receive and retain pursuant to Section 3 or
Section 7 hereof, Creditor shall receive and hold the same in trust, as trustee, for Agent, and shall forthwith deliver the same to Agent in precisely the form received (except for the endorsement or assignment by Creditor where necessary), for application on any of the Senior Debt and, until so delivered, the same shall be held in trust by Creditor as the property of Agent. If

Creditor fails to make any such endorsement or assignment to Agent, Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same.

         9. Obligations of the Loan Parties Unconditional. Nothing contained herein is intended to or shall impair, as between each Loan Party and Creditor only, the Obligations of the Loan Parties, which are absolute and unconditional, to pay to the holder of the Subordinated Debt the Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Loan Parties and creditors of the Loan Parties other than Agent and Senior Lenders.

         10. Instrument Legend; Subsequent Holders of Subordinated Debt. The Notes, and any other instrument or certificate evidencing any of the Subordinated Debt, or any portion thereof, will contain a statement that payment thereof is subordinated to the claims of Agent, pursuant to the terms of this Agreement and copies thereof will be delivered to Agent by the appropriate Loan Party. Any instrument or certificate evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by any Loan Party will, on the date thereof, contain a similar statement and a copy thereof will be delivered by such Loan Party to Agent on the date of its execution or within five (5) business days thereafter. Any subsequent holder of the Notes or any other instrument or any of certificate evidencing any of the Subordinated Debt shall hold such Note or other instrument or certificate subject to all of the terms of this Agreement.

         11. Continuing Nature of Subordination. This Agreement shall be irrevocable and shall continue in effect until the Senior Debt has been indefeasibly and fully paid in cash and satisfied and all lending commitments under the Loan Documents have been terminated. This is a continuing agreement of subordination and Agent and Senior Lenders may continue, at any time and without notice to Creditor, to extend Senior Debt to or for the benefit of the Loan Parties on the faith hereof.

         12. Additional Agreements Among the Loan Parties, Agent and Senior Lenders. Agent and Senior Lenders may, at any time and from time to time, enter into such agreement or agreements with the Loan Parties, their affiliates and subsidiaries as Agent and/or Senior Lenders deem proper, including amendments and modifications of the Senior Credit Agreement, and may exchange, sell, release, surrender or otherwise deal with any Collateral or any guaranties underlying any or all of the Senior Debt, without in any way thereby impairing or affecting this Agreement, provided that no such amendment or modification shall (i) increase the interest rate payable on any component thereof by more that 2% over the interest rate applicable thereto on the date hereof except for increases provided for in the Senior Credit Agreement as in effect on the date hereof, (ii) change the maturity date of any component thereof to an earlier date (provided that the foregoing shall not apply to an acceleration of the Senior Debt pursuant to the Senior Credit Agreement),
(iii) extend the final maturity of the Senior Debt by more than one year, (iv) increase the Senior Debt in excess of the limitations contained in Section 4 hereof or (v) explicitly limit or prohibit the making of any payment under Creditor's Documents not already explicitly limited or prohibited by the terms of the Senior Credit Agreement.

         13. Creditor's Waivers. Creditor expressly waives all notice of the acceptance by Agent and the Senior Lenders of the subordination and other provisions of this Agreement and all the notices not specifically required pursuant to the terms of this Agreement or under the Uniform Commercial Code in connection with foreclosure on or sale of assets whatsoever and Creditor expressly consents to reliance by Agent and Senior Lenders upon the subordination and other agreements as herein provided. Creditor acknowledges that neither Agent nor any Senior Lender has made warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Credit Agreement or the collectibility of the Senior Debt, that each of Agent and each Senior Lender shall be entitled to manage and supervise its financial arrangements with each Loan Party in accordance with its usual practices, modified from time to time as it deems appropriate under the circumstances, without affecting the validity or enforceability of this Agreement; and that neither Agent nor any Senior Lender shall have any liability to Creditor for, and Creditor waives any claim which Creditor may now or hereafter have against, Agent and each Senior Lender arising out of any and all actions which Agent and/or any Senior Lender, in good faith, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in any existing or future Collateral, actions with respect to the occurrence of a Default or Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Debt from any account debtor, guarantor or any other party) with respect to and in accordance with the Senior Credit Agreement or any other agreement related thereto or to the collection of the Senior Debt or the valuation, use, protection or release of the Collateral. Creditor waives the right to assert the doctrine of marshalling with respect to any of the Collateral, and consents and agrees that Agent may proceed against any or all of the Collateral in such order as Agent shall determine in its sole discretion. Agent agrees that Creditor shall not have any liability to Agent or any Senior Lender for, and Agent waives any claim which Agent or any Senior Lender may now or hereafter have against, Creditor arising out of any and all actions which Creditor, in good faith, takes or omits to take (including, without limitation, actions with respect to the occurrence of a Default or an Event of Default and actions with respect to the collection of any claim for all or any part of the Subordinated Debt from any guarantor or any other party) with respect to and in accordance with Creditor's Documents, so long as the same actions are exercised in a manner consistent with the terms of this Agreement. Creditor agrees that it will not take any action to contest the relative rights and duties of any holders of any Senior Debt with respect to any Collateral, established in any instruments or agreements creating or evidencing any of the Senior Debt.

         14. Modifications and Waivers. No amendments, modifications or waivers shall be deemed to be made by Agent or by Creditor of any of their respective rights hereunder, unless the same shall be in a writing, and each amendment, modification or waiver, if any, shall be an amendment, modification or waiver only with respect to the specific instance involved and shall in no way impair or alter the rights or obligations of Agent or Creditor in any other respect or at any other time.

         15. Information Concerning Financial Condition of the Loan Parties. Each party hereto hereby assumes responsibility for keeping itself informed of the financial condition of the Loan Parties, their subsidiaries and their affiliates, and of all other circumstances bearing upon the risk of nonpayment of the Senior Debt and/or Subordinated Debt that diligent inquiry would reveal, and each party hereby agrees that neither Agent nor any Senior Lender nor Creditor shall have any duty to advise any other party of information known to such entity regarding such condition or any such circumstances. If any party, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to another party, such information shall be given with no representation or warranty of any kind from such party and such party shall be under no obligation (a) to provide any such information to any party at that time or to any other party on any subsequent occasion or (b) to undertake any investigation not a part of its regular business routine. Creditor hereby agrees that all payments received by Agent may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Debt, without affecting the validity or enforceability of this Agreement and, subject to Sections 4 and 12 hereof, assents to any extension or postponement of the time of payment of the Senior Debt or to any other indulgence with respect thereto, to any substitution, exchange or release of all or any of the Collateral and to the addition or release of any other party or person primarily or secondarily liable therefor.

         16.  Representations and Warranties of Creditor.

               (a) Creditor hereby represents and warrants to Agent and Senior Lenders as follows:

                    (i) Creditor is a national banking association duly
               organized and validly existing under the federal laws of the United States of America;

                    (ii) Creditor has the power and authority to enter into,
               execute, deliver, and carry out the terms of this Agreement for itself and, under the terms of Creditor's Documents, on behalf of each Holder, all of which has been duly authorized by all proper and necessary action and is not prohibited by Creditor's organizational documents;

                    (iii) this Agreement, when executed and delivered, will
               constitute the valid and legally binding obligation of Creditor (for itself and, under the terms of Creditor's Documents, on behalf of each Holder) enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by equitable principles; and

                    (iv) no provisions of any mortgage, indenture, contract,
               agreement, statute, rule, regulation, judgment, decree or order binding on Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by Creditor. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under any such mortgage, indenture, contract or agreement. No pending or, to the best of Creditor's knowledge, threatened litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement by Creditor.

                    (b) Agent hereby represents and warrants to Creditor as
               follows:

                         (i) Agent is a corporation duly organized, validly
                    existing and in good standing under the laws of the State of Rhode Island;

                         (ii) Agent has the power and authority to enter into,
                    execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents;

                         (iii) this Agreement, when executed and delivered,
                    will constitute the valid and legally binding obligation of Agent enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of agent's rights generally and by equitable principles; and

                         (iv) no provisions of any mortgage, indenture,
                    contract, agreement, statute, rule, regulation, judgment, decree or order binding on Agent conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by Agent. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under any such mortgage, indenture, contract or agreement. No pending or, to the best of Agent's knowledge, threatened litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement by Agent.

         17. Subrogation. After the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Credit Agreement, and prior to repayment in full of the Subordinated Debt, Creditor shall be subrogated to the rights of the Senior Lenders to the extent that distributions otherwise payable to Creditor have been applied to the Senior Debt in accordance with the provisions of this Agreement. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which Creditor would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to the holders of Senior Debt by Creditor, shall, as among the Loan Parties, their creditors (other than Agent and the Senior Lenders), any guarantors of the Senior Debt or Subordinated Debt and Creditor be deemed to be a payment of or distribution by any Loan Party or such guarantor to or on account of the Senior Debt. Neither Agent nor any Senior Lender shall have any obligation or duty to protect Creditor's rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Agent or any Senior Lender be liable for any loss to, or impairment of, any subrogation rights held by Creditor.

         18. WAIVERS. AGENT AND CREDITOR EACH AGREE THAT ALL SERVICE OF PROCESS UPON AGENT OR CREDITOR BE MADE BY REGISTERED OR CERTIFIED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH BELOW AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO ITS ADDRESS AS SET FORTH BELOW. AGENT AND CREDITOR EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR CREDITOR TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         19. Governing Law; Binding Effect; No Third Party Beneficiaries. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions of the State of Illinois, shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Each Holder shall, for purposes of this Agreement (and notwithstanding any right, privilege or benefit created by any other agreement, document or instrument) act only through and by Creditor. In addition, in the event the Senior Debt or any portion thereof shall be held by more than one (1) Senior Lender, such Senior Lenders shall, for purposes of this Agreement (and notwithstanding any right, privilege or benefit created by any other agreement, document or instrument) act only through and by the Agent. Nothing contained in this Agreement is intended to create any rights in favor of any third party, including, but not limited to, any Loan Party, including but not limited to any independent right to enforce the provisions hereof against Creditor.

         20. Section Titles; Gender. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. The singular form of any word used in this Agreement shall include the plural form and the neuter form of any word used in this Agreement shall include the masculine and feminine forms, and vice versa.

         21. Notices. Any notice required hereunder shall be in writing and addressed to the party to be notified as follows:

         If to Agent:                   Fleet Capital Corporation
                                        20800 Swenson Drive, Suite 350
                                        Waukesha, Wisconsin 53186
                                        Attention:  Loan Administration Manager
                                        Facsimile No.: (262) 798-4882

                                        with a copy to:

                                        Fleet Capital Corporation
                                        One South Wacker Drive, Suite 1400
                                        Chicago, Illinois  60606
                                        Attention:  Loan Administration Manager
                                        Facsimile No.:  (312) 827-4222

         If to Creditor:                U.S. Bank National Association
                                        180 East 5th Street
                                        St. Paul, Minnesota  55101
                                        Attention: ___________________
                                        Facsimile No.: (651) 244-0711

                                        with a copy to:


                                         _____________________________________
                                         _____________________________________
                                         _____________________________________
                                         Facsimile No.: ______________________

                                         and with a copy to:

                                         Kinetek Industries, Inc.
                                         1751 Lake Cook Road; Suite 550
                                         Deerfield, IL 60015
                                         Attention:  Gordon L. Nelson, Jr.
                                         Facsimile No.:  (847)945-9645

or to such other address as any party may designate for itself by notice. Notice shall be deemed to have been duly given (a) if delivered personally or otherwise actually received, (b) if sent by overnight delivery service, (c) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested, or (d) if sent by facsimile with facsimile confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (c) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail, postage prepaid. Notice given in any other manner described in this Section 21 shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by or on behalf of such addressee, such notice shall be effective upon such tender.

         22. Possessory Collateral. Agent hereby agrees that, with respect to any Collateral securing both the Senior Debt and the Subordinated Debt which is in the form of negotiable "documents", "goods", "instruments", "money" or "tangible chattel paper" (in each case, as such term is defined in the applicable Uniform Commercial Code) and which is in the custody of Agent (the "Possessory Collateral"), for the sole purpose of perfecting the security interest in such Collateral that has been granted to Creditor, Agent holds possession and shall hold possession of such Possessory Collateral for the benefit of Creditor as well as for the benefit of itself and Senior Lenders. The foregoing shall be subject to each of the terms and conditions hereof and each of the rights and benefits of Agent and Senior Lenders set forth herein (including, without limitation, those set forth in Section 2 hereof), and shall not be deemed to derogate from or limit any of the same. In addition, the foregoing shall not impose any duties or obligations on Agent to Borrower or Creditor, and shall not be deemed to create any duties or obligations (fiduciary or otherwise) on the part of Agent (including, without limitation, any duty to safeguard the Possessory Collateral, to ensure perfection with respect to the Possessory Collateral or to maintain the value of the Possessory Collateral); provided, that after the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Loan Documents, Agent (unless directed otherwise in writing by Creditor) shall deliver to Creditor all Possessory Collateral then in its possession, together with such instruments of transfer or assignments in blank reasonably requested by Creditor in order to further effectuate such delivery.

         23. Notice to Creditor. Agent agrees to provide to Creditor appropriate notice, pursuant to the requirements of the applicable provisions of the Uniform Commercial Code, of any foreclosure sale or other foreclosure proceeding commenced by Agent with respect to any of the Collateral.

         IN WITNESS WHEREOF, this Agreement has been signed this 12th day of April, 2002.


                               U.S. BANK NATIONAL ASSOCIATION,
                                 as Trustee


                              By:  /s/ Richard H. Prokosch
                                  ------------------------------------------
                                    Title:  Vice President

                              FLEET CAPITAL CORPORATION, as Agent


                              By:   /s/ Robert J. Lund
                                  ------------------------------------------
                                    Title:  Senior Vice President

                                    CONSENT

         Each of the undersigned hereby consents to, and acknowledges receipt of a copy of the foregoing Intercreditor Agreement this 12th day of April, 2002, and agrees that, except as provided in the foregoing Intercreditor Agreement, it will not pay any of the Subordinated Debt or grant any security therefor, until the Senior Debt has been paid in full in cash and satisfied and all Loan Documents have been terminated. Capitalized terms used in this Consent shall have the meaning ascribed to such terms in the foregoing Intercreditor Agreement. The undersigned further acknowledges and agrees that the Intercreditor Agreement may be modified or amended at any time or times without notice to or the consent of the undersigned and that the undersigned is not a beneficiary of any of the rights, benefits or privileges granted to Agent or Creditor thereunder.

                                 KINETEK INDUSTRIES, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 KINETEK, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 ADVANCED D.C. HOLDINGS, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 ADVANCED D.C. MOTORS, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 ELECTRICAL DESIGN AND
                                  CONTROL COMPANY


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President

                                 THE IMPERIAL ELECTRIC COMPANY


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 MERKLE-KORFF INDUSTRIES, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 MOTION CONTROL ENGINEERING, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 FIR GROUP HOLDINGS, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President



                                 GEAR RESEARCH, INC.


                                 By  /s/ Gordon L. Nelson, Jr.
                                  ------------------------------------------
                                 Title  Vice President